As filed with the Securities and Exchange Commission on May 19, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0677208
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1880 S. Dairy Ashford, Suite 300, Houston, Texas	77077-4760
(Address of Principal Executive Offices)	(Zip Code)

RigNet, Inc. 2010 Omnibus Incentive Plan, as amended

(Full title of the plan)

William D. Sutton

General Counsel

1880 S. Dairy Ashford

Suite 300

Houston, Texas 77077

Telephone: 281-674-0100

Copies to:

Brian P. Fenske.

Norton Rose Fulbright US LLP

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share
--To be issued under the RigNet, Inc. 2010 Omnibus Incentive Plan	1,000,000	$13.82	$13,820,000	$1,392

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plans as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported in the consolidated reporting system as of May 16, 2016, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

On May 18, 2016, at the 2016 Annual Meeting of Stockholders of RigNet, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the RigNet, Inc. 2010 Omnibus Incentive Plan (the “Plan”). The Amendment provides, among other things, that an additional 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”) may be issued under the Plan (the “Additional Shares”).

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by the Company to register the Additional Shares. These shares are in addition to the 3,000,000 shares of Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-171278) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2010. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Specimen certificate evidencing shares of common stock (Incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-169723), as declared effective of December 14, 2010)

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Counsel (contained in Exhibit 5.1)

24.1*	Power of Attorney (included as part of signature page to this Registration Statement)

99.1	2010 Omnibus Incentive Plan and forms of agreement thereunder (Incorporated by reference to Exhibit 10.2 filed with the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-169723), as declared effective of December 14, 2010)

99.2*	Amendment to the 2010 Omnibus Incentive Plan

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 19, 2016.

RIGNET, INC.

By:	/s/ Martin L. Jimmerson, Jr.
Martin L. Jimmerson, Jr.
Interim Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of RigNet, Inc., hereby severally constitute and appoint Martin Jimmerson, Charles Schneider and William Sutton, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Martin L. Jimmerson, Jr. Martin L. Jimmerson, Jr.	Interim Chief Executive Officer and President (Principal Executive Officer)	May 19, 2016

/s/ Charles Schneider Charles Schneider	Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2016

/s/ Kevin M. Gerland Kevin M. Gerland	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 19, 2016

/s/ James H. Browning James H. Browning	Chairman of the Board	May 19, 2016

/s/ Kevin J. O’Hara Kevin J. O’Hara	Vice Chairman of the Board	May 19, 2016

/s/ Charles L. Davis IV Charles L. Davis IV	Director	May 19, 2016

/s/ Ditlef De Vibe Ditlef de Vibe	Director	May 19, 2016

Name	Title	Date

/s/ Kevin Mulloy Kevin Mulloy	Director	May 19, 2016

/s/ Keith Olsen Keith Olsen	Director	May 19, 2016

/s/ Mattia Caprioli Mattia Caprioli	Director	May 19, 2016

/s/ Brent K. Whittington Brent K. Whittington	Director	May 19, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Specimen certificate evidencing shares of common stock (Incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-169723), as declared effective of December 14, 2010)

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Counsel (contained in Exhibit 5.1)

24.1*	Power of Attorney (included as part of signature page to this Registration Statement)

99.1	2010 Omnibus Incentive Plan and forms of agreement thereunder (Incorporated by reference to Exhibit 10.2 filed with the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-169723), as declared effective of December 14, 2010)

99.2*	Amendment to the 2010 Omnibus Incentive Plan

*	Filed herewith.